EXHIBIT 99.1

Network Appliance Offers Strongest Security Option in the Industry with Completion of Acquisition of Decru

NetApp® Disk Systems and Decru Encryption a Powerful Combination

Sunnyvale, CA – August 29, 2005 – Network Appliance, Inc. (NASDAQ:NTAP), the leader in advanced networked storage solutions, today announced that is has completed the acquisition of Decru, a privately held company based in Redwood City, California. Under the terms of the definitive agreement announced June 16, 2005, Network Appliance acquired Decru for approximately $260 million in cash and stock1. Decru is a clear market leader in storage security, helping enterprise and government customers address requirements including regulatory compliance, privacy, secure consolidation, and outsourcing. Decru DataFort™ appliances protect the core of the storage network by seamlessly inserting a layer of data encryption, authentication, key management, and compartmentalization. Decru products and solutions are immediately available from NetApp.

“Our enterprise customers, particularly those in government, financial services, and telecommunication markets, are extremely focused on data protection and security. Data theft and corruption have made a tremendous impact on businesses and consumers; as a result, information risk management has emerged as a top priority at the executive level,” said Dan Warmenhoven, CEO of Network Appliance. “With the acquisition of Decru, NetApp is in a unique position to help customers address these risks with leading products that deliver simplicity, flexibility, and performance. As partners, NetApp and Decru have already built a successful track record of solving tough customer problems – as a combined team, I’m confident we can help a much broader set of customers address these challenges head on.”

As Warmenhoven continued, “We want to reiterate to our customers and the industry that Decru will continue to work closely with the major storage and networking vendors. Our intent is to operate Decru as a separate business unit so it can collaborate with a broad range of partners on a business and technical level, while maintaining the confidentiality of their data and intellectual property. Our customers need security solutions to integrate seamlessly across heterogeneous environments, and Decru is the industry’s only unified storage security platform that can deliver on this requirement.”

Additional details on the NetApp acquisition of Decru can be found in the initial acquisition press release from June 16 available online at http://www.netapp.com/news/press/news_rel_20050616.

About Network Appliance
Network Appliance is a world leader in unified storage solutions for today’s data-intensive enterprise. Since its inception in 1992, Network Appliance has delivered technology, product, and partner firsts that simplify data management. Information about Network Appliance™ solutions and services is available at www.netapp.com.

1Made up of $54.5 million in cash and 8,765,848 NetApp shares.

“Safe Harbor” Statement under U.S. Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include the anticipated benefits to be obtained from the Company’s acquisition of Decru and anticipated customer, market, and industry acceptance. These forward-looking statements involve risks and uncertainties, and actual results could vary. Factors that could impact our ability to achieve our goals include our ability to successfully integrate Decru’s operations and products with the future success of both companies’ product lines, general economic and industry conditions, including expenditure trends for storage-related products; our ability to deliver new product architectures and products that meet market acceptance; our ability to design products that compete effectively from a price and performance perspective; and other important factors as described in Network Appliance, Inc.’s reports and documents filed from time to time with the Securities and Exchange Commission, including our most recently submitted 10-K and 10-Q.

Press Contact:
Eric Brown
Network Appliance, Inc.
(408) 822-3463
ebrown@netapp.com

PR Hotline: 408-822-3287
xdl-uspr@netapp.com

Investor Contact:
Tara Calhoun
Network Appliance, Inc.
(408) 822-6909
tara.calhoun@netapp.com